Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2020 THIRD QUARTER RESULTS

–Local and regional casino resorts exceed 2019 third quarter financial performance
–The STRAT continues to improve since reopening
–Nevada bar-areas closed for most of Q3, reopened at end of September
–Sustained margin expansion and record Q3 Adjusted EBITDA
–Revolving credit facility fully repaid, $100 million cash on hand

LAS VEGAS – November 5, 2020 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the third quarter ended September 30, 2020.
Blake Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Our financial performance quickly recovered from the impact of the mandated shutdowns in March reflecting the benefit of our diversified portfolio of local and regional gaming operations as well as adjustments we made to managing the business. Our third quarter results demonstrate the continued strong operating trends at most of our properties since reopening as we generated the highest third quarter Adjusted EBITDA in the Company’s history.
“Third quarter financial performance was led by our Las Vegas locals casinos which achieved double-digit revenue growth and collectively doubled their Adjusted EBITDA contribution compared to the same period last year. Strong performance also continued at our Laughlin and Pahrump casinos, which increased Adjusted EBITDA by 8% and 40%, respectively, for the third quarter compared to the prior year. Our Maryland property also demonstrated meaningful improvement with third quarter Adjusted EBITDA increasing 27% compared to the prior year. For our total casino operations including The STRAT, our focus on continued expense management drove an Adjusted EBITDA margin improvement of approximately 1,000 basis points year over year to over 37% in the third quarter.
“Our Montana distributed gaming business also continued to grow revenue and Adjusted EBITDA for the quarter, while our distributed gaming business in Nevada was challenged from the mandated reclosure of bar-areas from July 10th to September 20th. We have since reopened bar-areas at all of our tavern locations and have seen more normalized operating trends across our portfolio.
“Even as The STRAT continues to improve and our Nevada bar-areas were closed for most of the quarter, consolidated Adjusted EBITDA increased 5.5% over the prior year to $45.4 million. In addition, third quarter total Company Adjusted EBITDA margin expanded 440 basis points on lower revenues reflecting reduced labor and marketing expenses at our properties.
“Also, during the third quarter we repaid the remaining $10 million drawn on the Company’s $200 million revolving credit facility which remains available to us for future liquidity needs. Looking forward, we are focused on sustaining financial performance, cash generation and reducing leverage to position us for future opportunities.”
Consolidated Results

The Company reported 2020 third quarter revenues of $205.4 million compared to $243.3 million in the third quarter of 2019. Net loss for the third quarter of 2020 was $7.0 million, or a loss of $0.25 per share, compared to a net loss of $9.4 million, or $0.34 per share, in the third quarter of 2019. Adjusted EBITDA was $45.4 million for the third quarter of 2020 compared to Adjusted EBITDA of $43.1 million for the third quarter of 2019.

Casinos
Casino revenues were $135.3 million in the third quarter of 2020 compared to $155.1 million in the third quarter of 2019. Casino Adjusted EBITDA was $50.5 million compared to $42.2 million in the third quarter of 2019.
Distributed Gaming
Distributed Gaming revenues for the third quarter of 2020 were $69.9 million compared to $88.0 million in the third quarter of 2019. Distributed Gaming Adjusted EBITDA was $4.7 million compared to $11.4 million in the third quarter of 2019.
Debt and Liquidity
As of September 30, 2020, the Company had cash and cash equivalents of $100.4 million. Total debt was approximately $1.2 billion, consisting primarily of $772 million outstanding under the Company’s existing credit facilities and $375 million of senior unsecured notes. There are no outstanding borrowings under the Company's $200 million revolving credit facility.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today November 5, 2020 at 12:00 p.m. Eastern Time, to discuss the third quarter 2020 results. The conference call may be accessed live over the phone by dialing (844) 465-3054 or for international callers by dialing (480) 685-5227; the passcode is 1753649. A replay will be available beginning at 3:00 p.m. ET today and may be accessed by dialing (855) 859-2056 or (404) 537-3406 for international callers; the passcode is 1753649. The replay will be available until November 8, 2020. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Forward-looking statements in this press release include, without limitation, statements regarding: the impact of the COVID-19 pandemic on our business and expectations regarding recovery of our business following mandated shutdowns; future financial and operating results; and the Company’s plans, strategic priorities, objectives, expectations, intentions. Forward-looking statements are based on our current expectations and assumptions regarding the Company’s business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially include: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments, including government-mandated closures or travel restrictions; the Company’s ability to realize the anticipated cost savings, synergies and other benefits of the American and Laughlin transactions and its other acquisitions, and integration risks relating to such transactions; changes in national, regional and local economic, political and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including the Company’s Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the level of the Company’s indebtedness and the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and most recent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, which measure the Company believes is appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s past financial performance and prospects for the future. The Company believes Adjusted EBITDA provides useful information to both management and investors by excluding specific expenses and gains that the Company believes are not indicative of core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. Other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Reconciliations of Adjusted EBITDA to net income (loss) are provided in the financial information tables below.
The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, impairment of goodwill and intangible assets, acquisition and severance expenses, preopening and related expenses, asset disposal and other writedowns, share-based compensation expenses, change in fair value of derivative, and other gains and losses. Adjusted EBITDA for a particular segment or operation is Adjusted EBITDA before corporate overhead, which is not allocated to each segment or operation. The Company defines “Preopening and related expenses” as inclusive of rent, organizational costs, non-capital costs associated with the opening of tavern and casino locations, and expenses related to The STRAT rebranding and the launch of the True Rewards loyalty program.
About Golden Entertainment, Inc.
Golden Entertainment owns and operates gaming properties across two divisions – casino operations and distributed gaming. Golden Entertainment operates approximately 15,700 slots, 130 table games, and 6,200 hotel rooms. Golden Entertainment owns ten casino resorts – nine in Southern Nevada and one in Maryland. Through its distributed gaming business in Nevada and Montana, Golden Entertainment operates video gaming devices at approximately 1,000 locations and owns over 60 traditional taverns in Nevada. Golden Entertainment is also licensed in Illinois and Pennsylvania to operate video gaming terminals. For more information, visit www.goldenent.com.

Contacts
Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Richard Land
President and Chief Financial Officer	JCIR
(702) 893-7777	(212) 835-8500 or gden@jcir.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Gaming	$145,521	$142,568	$329,413	$432,606
Food and beverage	28,685	51,109	80,400	152,971
Rooms	22,505	35,347	54,097	102,148
Other	8,685	14,290	24,617	43,551
Total revenues	205,396	243,314	488,527	731,276
Expenses
Gaming	76,128	83,799	189,471	250,154
Food and beverage	22,654	41,020	67,280	119,450
Rooms	11,111	16,644	29,652	47,053
Other operating	2,748	4,815	9,279	16,409
Selling, general and administrative	52,132	57,106	132,290	170,288
Depreciation and amortization	31,551	29,611	94,637	86,852
Impairment of goodwill and intangible assets	—	—	27,872	—
Acquisition and severance expenses	24	428	3,367	3,095
(Gain) loss on disposal of assets	(474)	(233)	817	599
Preopening expenses	73	243	187	1,759
Total expenses	195,947	233,433	554,852	695,659
Operating income (loss)	9,449	9,881	(66,325)	35,617
Non-operating expense
Interest expense, net	(16,422)	(18,776)	(51,575)	(56,046)
Loss on extinguishment and modification of debt	—	—	—	(9,150)
Change in fair value of derivative	—	(352)	(1)	(4,089)
Total non-operating expense, net	(16,422)	(19,128)	(51,576)	(69,285)
Loss before income tax benefit (provision)	(6,973)	(9,247)	(117,901)	(33,668)
Income tax benefit (provision)	17	(200)	(241)	1,795
Net loss	$(6,956)	$(9,447)	$(118,142)	$(31,873)

Weighted-average common shares outstanding
Basic	28,130	27,806	28,045	27,714
Dilutive impact of stock options and restricted stock units	—	—	—	—
Diluted	28,130	27,806	28,045	27,714
Net loss per share
Basic	$(0.25)	$(0.34)	$(4.21)	$(1.15)
Diluted	$(0.25)	$(0.34)	$(4.21)	$(1.15)

Golden Entertainment, Inc.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months September 30, 2020
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$114,842	$20,472	$48,024	$21,879	$179	$205,396

Net income (loss)	$18,156	$6,912	$(1,930)	$769	$(30,863)	$(6,956)
Depreciation and amortization	24,147	1,018	3,933	1,790	663	31,551
Acquisition and severance expenses	1	(1)	—	—	24	24
Preopening and related expenses (1)	—	—	—	—	73	73
(Gain) loss on disposal of assets	(3)	(17)	(374)	28	(108)	(474)
Share-based compensation	—	—	—	—	3,520	3,520
Other, net	91	1	467	—	727	1,286
Interest expense, net	222	4	14	1	16,181	16,422
Income tax benefit	—	—	—	—	(17)	(17)
Adjusted EBITDA	$42,614	$7,917	$2,110	$2,588	$(9,800)	$45,429

	Three Months September 30, 2019
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$135,490	$19,623	$69,386	$18,612	$203	$243,314

Net income (loss)	$12,690	$5,168	$4,812	$974	$(33,091)	$(9,447)
Depreciation and amortization	22,501	999	3,941	1,675	495	29,611
Acquisition and severance expenses	91	46	—	—	291	428
Preopening and related expenses (1)	308	—	189	—	59	556
Gain on disposal of assets	(4)	—	(1)	(222)	(6)	(233)
Share-based compensation	—	—	—	—	2,583	2,583
Other, net	218	—	—	—	25	243
Interest expense, net	199	1	17	1	18,558	18,776
Change in fair value of derivative	—	—	—	—	352	352
Income tax provision	—	—	—	—	200	200
Adjusted EBITDA	$36,003	$6,214	$8,958	$2,428	$(10,534)	$43,069
(1) Preopening and related expenses include rent, organizational costs, non-capital costs associated with the opening of tavern and casino locations, and expenses related to The Strat rebranding and the launch of the TrueRewards loyalty program.

	Nine Months Ended September 30, 2020
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$266,046	$36,670	$133,701	$51,525	$585	$488,527

Net (loss) income	$(30,762)	$6,913	$(6,016)	$265	$(88,542)	$(118,142)
Depreciation and amortization	72,094	3,128	12,015	5,475	1,925	94,637
Impairment of goodwill and intangible assets	27,872	—	—	—	—	27,872
Acquisition and severance expenses	2,452	154	571	41	149	3,367
Preopening and related expenses (1)	225	—	(1)	—	188	412
Loss (gain) on disposal of assets	1,260	30	(405)	45	(113)	817
Share-based compensation	—	—	—	—	7,522	7,522
Other, net	138	49	705	—	868	1,760
Interest expense, net	556	6	37	3	50,973	51,575
Change in fair value of derivative	—	—	—	—	1	1
Income tax provision	—	—	—	—	241	241
Adjusted EBITDA	$73,835	$10,280	$6,906	$5,829	$(26,788)	$70,062

	Nine Months Ended September 30, 2019
	Casinos Segment		Distributed Gaming Segment		Corporate and Other	Consolidated
	Nevada Casinos	Maryland Casino	Nevada Distributed Gaming	Montana Distributed Gaming
Total Revenues	$411,379	$53,824	$212,236	$53,272	$565	$731,276

Net income (loss)	$50,746	$12,272	$18,531	$2,208	$(115,630)	$(31,873)
Depreciation and amortization	66,282	2,913	11,558	4,956	1,143	86,852
Acquisition and severance expenses	478	46	22	13	2,536	3,095
Preopening and related expenses (1)	2,647	15	1,415	—	208	4,285
Loss (gain) on disposal of assets	664	99	77	(235)	384	989
Share-based compensation	11	—	5	—	8,885	8,901
Other, net	310	—	—	—	1,284	1,594
Interest expense, net	312	4	53	4	55,673	56,046
Loss on extinguishment and modification of debt	—	—	—	—	9,150	9,150
Change in fair value of derivative	—	—	—	—	4,089	4,089
Income tax benefit	—	—	—	—	(1,795)	(1,795)
Adjusted EBITDA	$121,450	$15,349	$31,661	$6,946	$(34,073)	$141,333
(1) Preopening and related expenses include rent, organizational costs, non-capital costs associated with the opening of tavern and casino locations, and expenses related to The Strat rebranding and the launch of the TrueRewards loyalty program.